UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2006
Xponential, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)
6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)

678-720-0660
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On October 11, 2006 PawnMart, Inc. (“PawnMart”), a wholly-owned subsidiary of Xponential, Inc. (the “registrant”), purchased from Integrity Mutual Funds, Inc. (“Integrity”) a $950,000 original principal amount convertible promissory note of Integrity pursuant to a private placement (the “Convertible Note”). The Convertible Note has not been registered under applicable federal and state securities laws. No commissions or finder’s fees were paid by PawnMart, Inc. in connection with the purchase of the Convertible Note.
     The Convertible Note bears interest at a rate of 6.5% per annum, payable semi-annually, on April 15 and October 15 of each year, is unsecured, and matures in October 2016. Upon a failure by Integrity to timely pay any installment of principal under the Convertible Note, a material breach by Integrity of its other obligations under the Convertible Note, or the occurrence of certain other events, the holder of the Convertible Note may declare a default and accelerate the payment of all outstanding principal and accrued interest under the Convertible Note. The outstanding principal balance of the Convertible Note may, at the election of the holder thereof, be converted into shares of common stock, $0.0001 par value, of Integrity (the “Common Shares”) at any time after October 15, 2009, at the rate of two Common Shares for each $1.00 of principal converted, subject to anti-dilutive adjustment. Additionally, the outstanding principal balance of the Convertible Note is automatically converted into Common Shares, on the foregoing basis, upon the earlier to occur of a sale of Integrity or October 15, 2016 (the maturity date of the Convertible Note). The Convertible Note is not subject to redemption.
     Sanders Morris Harris, Inc. (“SMH”) subadvises the Integrity High Income Fund and the Integrity All Season Fund, mutual funds managed by Integrity, and received $440,534.06 in management fees for those services from December 2004 to September 2006. SMH also executes security transactions for the registrant and employs Jeffrey A. Cummer and Dwayne A. Moyers as officers of a subsidiary. Mr. Cummer is an officer and a director of the registrant and a director of Integrity and Mr. Moyers is an officer and a director of the registrant.
     As of October 11, 2006 the registrant beneficially owned 1,663,642 shares, or 12.13%, of the outstanding Common Shares of Integrity. In addition, Dr. J. Robert Collins, a director of the registrant, beneficially owns 1,000 shares, or 0.007%, and Dwayne A. Moyers, a director of the registrant, beneficially owns 47,500 shares, or 0.35%, of the outstanding Common Shares of Integrity. As of October 11, 2006 the registrant also beneficially owned 3,050,000 Series A Convertible Preferred Shares (the “Preferred Shares”), or 100% of the outstanding Preferred Shares of Integrity.
Xponential, Inc. trades on the OTC Bulletin Board under the symbol XPOI.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
10.1	Convertible Promissory Note in the original principal amount of $950,000 with Integrity Mutual Funds, Inc. as maker and PawnMart, Inc. as payee, dated October 11, 2006. *

99.1	Press Release issued by Xponential, Inc. on October 16, 2006.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2006	XPONENTIAL, INC.
	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer